Exhibit 10.1

UMAMI SUSTAINABLE SEAFOOD INC.

and

BAJA AQUA-FARMS, S.A. DE C.V.,

as Borrowers

AMENDMENT NO. 3

Dated as of June 25, 2012

to

CREDIT AGREEMENT

Dated as of August 26, 2011

AMERRA CAPITAL MANAGEMENT, LLC,

as Administrative Agent

AMENDMENT NO. 3

AMENDMENT NO. 3

AMENDMENT NO. 3 dated as of June 25, 2012 by and among UMAMI SUSTAINABLE SEAFOOD INC., a Nevada corporation (the “US Borrower”); BAJA AQUA-FARMS, S.A. DE C.V., a Mexican corporation (the “Mexican Borrower” and, together with the US Borrower, the “Borrowers”); and AMERRA CAPITAL MANAGEMENT, LLC, as Administrative Agent for the Lenders (as hereinafter defined).

The Borrowers, the Lenders and the Administrative Agent are parties to a certain Credit Agreement dated as of August 26, 2011 (as heretofore amended, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), providing, subject to the respective terms and conditions thereof, for extensions of credit (by making Loans) by the Lenders to the Borrowers; and

The Borrowers have requested (i) an increase in the amount of credit available under the Credit Agreement and (ii) that certain provisions of the Credit Agreement be modified, and the Lenders have indicated their willingness to effect such amendments, pursuant to which the parties hereto wish to amend the Credit Agreement to evidence such changes. Accordingly, the parties hereto hereby agree as follows:

Section 1.          Definitions. Terms defined in the Credit Agreement are used herein as defined therein.

Section 2.          Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

A.          References in the Credit Agreement to “this Agreement” shall be deemed to be references to the Credit Agreement as amended hereby.

B.          The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Amendment No. 2” means Amendment No. 2 to this Agreement dated as of April 16, 2012.

“Amendment No. 3” means Amendment No. 3 to this Agreement dated as of June 25, 2012.

“EC Assignment” means an assignment by the Mexican Borrower with respect to its right, title and interest in and to each Export Contract made in favor of the Administrative Agent for the benefit of the Lenders, together with the proceeds thereof, in the form of Exhibit C to Amendment No. 3 or as may otherwise be satisfactory to the Administrative Agent.

AMENDMENT NO. 3

“First IE Loan” means the extension of credit made by the Lenders to the Borrowers under Amendment No. 2 in the original principal amount equal to $4,000,000.

C.          The following definitions in Section 1.01 of the Credit Agreement are hereby amended to read in their respective entirety as follows:

“Applicable Advance Rate” means, at any time, eighty percent (80%) of the Insured Value of the Eligible Inventory or the Eligible Catch, as the case may be, and as determined in the sole discretion of the Administrative Agent.

“Commitment” means, with respect to each Lender, the obligation of such Lender to make Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.05, and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments is $30,000,000.

“Commitment Termination Date” means the day falling thirty (30) days prior to the Maturity Date.

“Export Contracts” means, collectively, those purchase or sale contracts between the purchaser therein described and the Mexican Borrower, pursuant to which the Mexican Borrower shall agree to supply the Product to such purchaser.

“Insured Value” means, at any time with respect to the Eligible Inventory or the Eligible Catch, as the case may be, the stated value set forth on the insurance coverage relating thereto as such is then maintained by the Loan Parties, net of any deductible amounts, co-insurance amounts or other amounts evidencing a claim deduction.

“IE Loan” means, collectively, the extensions of credit made by the Lenders to the Borrowers under the Credit Agreement, including Amendment No. 3 and the First IE Loan, in the principal amount equal to the Inter-Harvest Excess as determined by the Administrative Agent, which outstanding principal amount in the aggregate shall be no greater than $10,000,000.

“Loan” means an extension of credit made by the Lenders to either Borrower pursuant to this Agreement, including the IE Loan.

“Maturity Date” means December 31, 2012.

“Maximum IE” means, with respect to any calendar year, (a) $10,000,000 from April 1 to July 31 thereof, (b) $6,000,000 from August 1 to August 31 thereof, (c) $3,000,000 from September 1 to September 30 thereof, and (d) $0 from October 1 thereof to March 31 of the immediately succeeding calendar year.

AMENDMENT NO. 3

2

“Total Facility” means, as to all Loans hereunder at any time, the lesser of (a) $30,000,000 and (b) the Borrowing Base then in effect.

D.          Section 2.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

Commitment. Subject to the terms and conditions set forth herein, each Lender severally agrees (i) to make Loans to the Borrowers on or after the date hereof, but prior to the Commitment Termination Date, in an aggregate principal amount that will not result in such Lender’s Credit Exposure exceeding such Lender’s Commitment; and (ii) to make the IE Loan to the Borrowers on or after the date hereof, but prior to July 9, 2012, in an aggregate principal amount of no more than $10,000,000; provided, however, the aggregate principal amount of the Loans shall not at any time exceed the Total Facility in effect at such time; and provided further, that until the covenants set forth in Section 5 (A) and (C) of Amendment No. 3 have been satisfied, the aggregate amount of the IE Loan outstanding at any time shall not exceed $6,000,000. Amounts borrowed under this Section and repaid or prepaid may not be re-borrowed.

E.          A new Section 3.13 is hereby added to the Credit Agreement to read in its entirety as follows:

Sunderland Marine Policy. The biomass insurance policy maintained by the Borrowers with Sunderland Marine Mutual Insurance Company Limited is valid, in effect and otherwise in good standing, with all premiums, deductibles or co-insured amounts being paid thereon in a timely fashion, and no endorsements relating thereto other than those which have been provided to the Administrative Agent.

F.          Section 5.01(d) of the Credit Agreement is hereby amended to read in its entirety as follows:

(1)       within five (5) days after the end of each month of each fiscal year of the Borrowers, then current Borrowing Base Certificate of the Borrowers, then current fish reports maintained by the Borrowers, reports as to the Eligible Inventory or the Eligible Catch, as the case may be, for each of the related Loan Parties, a schedule as to secured Indebtedness then owed by the Loan Parties, any written communication with insurance carriers with respect to the Eligible Inventory or the Eligible Catch, as the case may be, any written communication with fish insurance brokers and underwriters and a Compliance Certificate of the Borrowers with respect to such month; (2) on the last Business Day of each week during the Current Catch Period, then current catch reports maintained by the Borrowers; and (3) within two (2) days of its filing thereof by the Borrowers, a copy of each report submitted by the Borrowers to the Inter-American Tropical Tuna Commission.

AMENDMENT NO. 3

3

G.          Section 5.09 of the Credit Agreement is hereby amended to read in its entirety as follows:

The Mexican Borrower will assign to the Administrative Agent for the benefit of the Lenders from time to time all of its right, title and interest to the Export Contracts, together with the proceeds thereof, in each case pursuant to an EC Assignment.

H.          A new Section 5.14 is hereby added to the Credit Agreement to read in its entirety as follows:

Additional Collateral Security. The Mexican Borrower and/or its Subsidiaries, as applicable, shall grant in favor of the Administrative Agent and the Lenders a first-priority Lien with respect to all licenses, concessions or fishing vessels of the Mexican Borrower which are not pledged or mortgaged as collateral security in connection with its Indebtedness owed to Persons other than the Lenders, each of which pledge or mortgage instrument, as the case may be, shall constitute a Mexican Security Agreement. For such purposes, the Mexican Borrower shall cause its Subsidiaries (including, but not limited to, Marpesca) to enter into any necessary Security Agreements and perform any and all corporate actions that are required in order to comply with this Section.

I.           A new Section 6.09 is hereby added to the Credit Agreement to read in its entirety as follows:

Inventory Allocation. The Borrowers shall not permit at any time the Insured Value of the Pledged Inventory to exceed $20,000,000 at any single location of the Borrowers, in accordance with the maximum coverage limitations set forth in the underlying insurance policies of the Borrowers.

J.           Schedule 2.01 of the Credit Agreement is hereby amended to read in its entirety as set forth on Exhibit B to this Amendment No. 3.

Section 3.         Representations and Warranties. Each Borrower represents and warrants to the Administrative Agent and the Lenders that the representations and warranties set forth in Article III of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Article III to “this Agreement” included reference to this Amendment No. 3.

Section 4.         Conditions Precedent. As provided in Section 2 above, the amendments to the Credit Agreement set forth in said Section 2 shall become effective, as of the date hereof, upon the satisfaction of the following conditions precedent:

A.         Execution by all Parties. This Amendment No. 3 shall have been executed and delivered by each of the parties hereto.

AMENDMENT NO. 3

4

B.          Execution by the Borrowers. The Borrowers shall have executed and delivered to the Administrative Agent a promissory note in the principal amount of $30,000,000, substantially in the form of Exhibit A to this Amendment No. 3, which promissory note shall replace any existing Note issued by the Borrowers in connection with the Credit Agreement.

C.          Corporate Action. The Administrative Agent shall have received evidence of the formalization before a Notary Public of any and all amendments of the Mexican Security Documents that are required to effect on behalf of the Administrative Agent any updates to the public registries relating to them so as to specify that the Indebtedness of the Mexican Borrower under the Credit Agreement has been increased as set forth in this Amendment No. 3 and that the collateral described therein shall secure such increase in Indebtedness. This condition precedent shall also apply to any of the Subsidiaries of the Mexican Borrower, if applicable, and therefore shall oblige the Mexican Borrower to cause any of its Subsidiaries to execute any corporate action (or its equivalent) that is required to be taken approving this Amendment No. 3, the Credit Agreement as amended hereby and the borrowings by the Borrower under the Credit Agreement as amended hereby, in each case to the satisfaction of the Administrative Agent.

D.          Valuation. The Administrative Agent shall have received from the Mexican Borrower documents relating to the licenses, concessions and fishing vessels on which Liens are to be granted by the Mexican Borrower in connection herewith, including evidence of clean and marketable title, and appraisal or valuation reports, and the Administrative Agent shall be satisfied with the form and content thereof.

E.          Insurance. The Administrative Agent shall have received evidence of the maintenance of all insurance required to be maintained by the Loan Parties pursuant to the Credit Agreement and evidence that the Administrative Agent (on behalf of the Lenders) has been named an additional insured or loss payee under such insurance, and copies of all policies relating to such insurance.

F.          Examination and Review. The Administrative Agent shall have completed to its satisfaction the following: (i) a collateral security and operational examination of the Borrowers, including a review by its counsel of the insurance coverage maintained by the Borrowers with respect to the Pledged Inventory and its operating businesses; (ii) a review of all budgets, economic models and forecasts, and such other related financial materials provided by the Borrowers; and (iii) a review of an on-site collateral report prepared by a consulting firm and independent diver retained by the Administrative Agent (the cost of which shall be borne by the Borrowers) as to the condition and quantity of the Pledged Inventory.

G.          Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or its counsel may reasonably request.

Section 5.         Additional Affirmative Covenants. The Borrowers shall deliver to the Administrative Agent the following documents and comply with the following covenants:

AMENDMENT NO. 3

5

A.         Additional Mexican Security Documents. Within the next ten (10) Business Days after execution of this Amendment No. 3, the Administrative Agent shall have received: (i) if applicable, a pledge instrument (or its equivalent) with respect to all licenses and concessions to be pledged by the Mexican Borrower in connection herewith, pursuant to which the Mexican Borrower and/or its Subsidiaries shall grant a first-priority Lien thereon in favor of the Administrative Agent and the Lenders, which instrument shall constitute a Mexican Security Agreement, along with evidence satisfactory to the Administrative Agent that is has been filed before the relevant public registries: and (ii) a mortgage instrument (or its equivalent) with respect to any and all vessels that are to be considered as Additional Collateral Security to be mortgaged by the Mexican Borrower and/or its Subsidiaries in connection herewith, pursuant to which the Mexican Borrower and/or its Subsidiaries shall grant a first-priority Lien thereon in favor of the Administrative Agent and the Lenders, which instrument shall also constitute a Mexican Security Agreement, along with evidence satisfactory to the Administrative Agent that it has been filed before the relevant public registries.

B.         Registrations. (i) Within the next thirty five (35) days after the date first set forth above, the Administrative Agent shall have received true copies of any and all amendments made to the Mexican Security Agreements duly registered under the relevant public registries; and (ii) within the next thirty (30) days after execution of the Additional Mexican Security Documents, the Administrative Agent shall have received first true copies of such documents duly registered under the relevant public registries.

C.         Certain Payments. The Borrower shall pay to the Administrative Agent an amendment issuance discount fee in the amount of $450,000 the earlier of (i) thirty (30) days after the date first set forth above and (ii) the date that the covenants set forth in Section 5(A) are satisfied.

The failure of the Borrowers to comply with this Section 5 will constitute an Event of Default under the Credit Agreement.

Section 6.         No Other Effect on Loan Documents. The Credit Agreement and each of the other Loan Documents, including the Security Documents, as specifically modified by this Amendment No. 3, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. This Amendment No. 3 is a Loan Document.

Section 7.         No Waiver. The execution, delivery and effectiveness of this Amendment No. 3 shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents.

Section 8.         Governing Law. THIS AMENDMENT NO. 3 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK

Section 9.         Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

AMENDMENT NO. 3

6

Section 10.       Miscellaneous. This Amendment No. 3 may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment No. 3 by signing any such counterpart. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment No. 3.

[SIGNATURE PAGES FOLLOW]

AMENDMENT NO. 3

7

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed as of the day and year first above written.

UMAMI SUSTAINABLE SEAFOOD INC.,
as US Borrower

By	/S/ Oli Valur Steindorsson
Name: Oli Valur Steindorsson
Title: C.E.O.

BAJA AQUA-FARMS, S.A. DE C.V.,
as Mexican Borrower

By	/S/ Oli Valur Steindorsson
Name: Oli Valur Steindorsson
Title: President

AMERRA CAPITAL MANAGEMENT, LLC,
as Administrative Agent

By	/S/ Craig A. Tashjian
Name: Craig A. Tashjian
Title: Managing Director

AMENDMENT NO. 3

LENDERS

AMERRA AGRI FUND, LP,
as Lender

By:	AMERRA Capital Management, LLC,

By	/S/ Craig A. Tashjian
Name: Craig A. Tashjian
Title: Managing Director

AMERRA AGRI FUND II, LP,
as Lender

By:	AMERRA Capital Management, LLC,
Investment Manager

By	/S/ Craig A. Tashjian
Name: Craig A. Tashjian
Title: Managing Director

AMERRA AGRI OFFSHORE FUND, LP,
as Lender

By:	AMERRA Capital Management, LLC,
Investment Manager

By	/S/ Craig A. Tashjian
Name: Craig A. Tashjian
Title: Managing Director

AMENDMENT NO. 3

AMERRA AGRI OPPORTUNITY FUND, LP,
as Lender

By:	AMERRA Capital Management, LLC,
Investment Manager

By	/S/ Craig A. Tashjian
Name: Craig A. Tashjian
Title: Managing Director

JPMORGAN CHASE RETIREMENT PLAN,
as Lender

By:	AMERRA Capital Management, LLC,
Investment Manager

By	/S/ Craig A. Tashjian
Name: Craig A. Tashjian
Title: Managing Director

AMENDMENT NO. 3

EXHIBIT A

TO AMENDMENT NO. 3

Form of Promissory Note

PROMISSORY NOTE

PRINCIPAL AMOUNT: US$30,000,000.00

FOR VALUE RECEIVED, BAJA AQUA-FARMS, S.A. DE C.V., a company duly organized and validly existing under the laws of the United Mexican States (“Mexico”) and UMAMI SUSTAINABLE SEAFOOD, INC, a company duly organized and validly existing under the laws of Nevada, United States of America, both entities jointly (the “Borrowers”) hereby unconditionally promise to pay on demand to the order of AMERRA CAPITAL MANAGEMENT, LLC. (the “Lender”) in the City of New York, NY, United States of America, in account number 30838162 maintained with Citibank, New York: branch (399 Park Avenue, Nueva York, Nueva York, 10043) (ABA # 021000089), or at such other place as the Lender or the holder of this PROMISSORY NOTE designates in writing, the principal amount of US$30,000,000.00 (THIRTY MILLION DOLLARS), in lawful currency of the United States of America (“Dollars”) and in immediately available and freely transferable funds (or such other funds as may at the time of payment be customary in the place of payment for settlement of international payments) on demand; provided, however, that pursuant to article 128 of the General Law of Negotiable Instruments and Credit Transactions (Ley General de Titulos y Operaciones de Credito), the Borrowers agree that presentment of this PROMISSORY NOTE is extended until June 30, 2013.

The principal amount of the PROMISSORY NOTE shall be payable in one single payment due on December 31, 2012 (the “Loan Payment Date”), except for the IE Amount (as defined below), which shall be payable on or prior to September 30, 2012 (the “IE Payment Date”, and together with the Loan Payment Date, each a “Payment Date”).

The unpaid principal amount of this PROMISSORY NOTE shall accrue interest, from the date hereof, and the Borrowers agree to pay interest on the outstanding principal amount of this PROMISSORY NOTE from the date hereof until payment in full hereof, at an annual rate equal to the LIBO Rate plus 9% (nine percent) per annum for the entire principal amount of US$30,000,000.00 (THIRTY MILLION DOLLARS) (the “Ordinary Rate”), with the understanding that the sum of US$10,000,000.00 (TEN MILLION DOLLARS) of such principal amount (the “IE Amount”) will be subject to an annual rate equal to the LIBO Rate plus 11.75% (eleven point seventy five percent) per annum (the “IE Rate”, and jointly with the Ordinary Rate, the “Interest Rates”) from the date this PROMISSORY NOTE is issued until the earlier of repayment thereof or September 30, 2012. If the 1E Amount has not been paid in full and is duly documented by means of a payment receipt under Article 130 of the General Law of Negotiable instruments and Credit Transactions (Ley General de Titulos y Operacione de Credito) by September 30, 2012, any outstanding amounts of the IE Amount will bear interests equal to the Ordinary Rate.

AMENDMENT NO. 3

The interests that are payable in observance of the interest Rates, as applicable, shall be payable monthly, on demand, in arrears on the last Business Day (as such term is hereinafter defined) of each month during the term of this PROMISSORY NOTE, beginning on its date of signature and ending on December 31, 2012 or September 30, 2012, as applicable, or shall be payable jointly with the consecutive installments in their respective Payment Date, set above. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed (including the first day but excluding the last day).

For purposes hereof, (i) “Business Day” means a day that is not a Saturday, Sunday or other day on which registered broker-dealers or commercial banks in New York, United States of America are authorized or required by law to remain closed, and (ii) “LIBO Rate” means the London InterBank Offered Rate published by Reuters (or other commercially available source providing quotations of British bankers Association LIBO Rate as designated by the Lender from time to time) at approximately 11:00 A.M., London time, on the corresponding Payment Date, applicable to Dollar deposits in the approximate amount of the aggregate principal amount owed under this PROMISSORY NOTE and having a maturity of l (one) year.

In the event that any amount payable hereunder, including interest to the extent permitted by law, is not paid in full on maturity, the Borrowers additionally and unconditionally promise to pay delinquent interest on such unpaid amount, in the same place and in like currency and funds as the principal amount hereof, at the Interest Rates, plus 2% (two percent) per annum. Such delinquent interest shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be payable on demand.

The principal amount of this PROMISSORY NOTE and the interest thereon, shall be paid free and clear of and without deduction of any and all present or future taxes, levies, imposts, deductions, charges, withholdings, any interest, surcharges, fines, penalties or other assessments of any kind whatsoever with respect thereto, imposed by the Government of Mexico or any political subdivision .thereof, with the exception of (a) franchise taxes that are measured on net income, and (b) any taxes imposed pursuant to the Foreign Account Tax Compliance Act (“Taxes”). If the Borrowers shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder, the Borrowers shall make such withholding or deduction and shall pay the full amount so withheld or deducted to relevant taxation authority in accordance with applicable law, and the Borrowers hereby agree to deliver to the Lender true and correct copies of the documents evidencing the due payment of such Taxes within thirty (30) calendar days following the date on which such Taxes shall have been payable; provided, however, that the Borrowers hereby unconditionally promise to pay to the holder of this PROMISSORY NOTE such additional amounts as may be necessary so that the net amount actually received by the holder of this PROMISSORY NOTE in respect of any payment hereunder, after such withholding or deduction with respect to Taxes, is equal to the amount which the holder of this PROMISSORY NOTE would have received if such withholding or deduction had not existed. The obligations of the Borrowers pursuant to this paragraph shall survive the payment in full of principal and interest hereunder.

The Borrowers hereby expressly waive any diligence, requirement for submittance, protest, demand, notice of default or any other notice or similar formality of any kind with respect to this PROMISSORY NOTE.

AMENDMENT NO. 3

The delay or failure of the holder of this PROMISSORY NOTE in exercising any of its rights hereunder shall not in any event operate as a waiver of such right or any other right hereunder.

The Borrowers shall be bound to pay on demand, in the same place and in like currency and funds as the principal amount hereof, all costs and expenses of the holder of this PROMISSORY NOTE, if any, in connection with its enforcement, including, without limitation, reasonable attorneys’ fees and expenses with respect thereto and all costs and expenses incurred by the holder as a result of the default by the Borrowers to perform their obligations hereunder, including that of payment.

The Borrowers agree to indemnify the holder of this instrument against any loss incurred by it as a result of any judgmen. or order rendered in connection with the payment of any amount due hereunder which is expressed and paid in a currency (the “Judgment Currency”) other than the currency in which such amount was to be paid (the “Obligation Currency”) and as a result of any variation between (a) the exchange rate at which the Obligation Currency is converted into Judgment Currency for the purposes of such judgment or order, and (b) the exchange rate at which the holder may purchase the Obligation Currency with the amount in the Judgment Currency actually received by the holder. The foregoing indemnity shall constitute a separate and independent obligation of the Borrowers and shall continue in full force and effect notwithstanding any such judgment or order. The term “exchange rate” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversions into, the relevant currency.

The Borrowers expressly waive any right to set-off any amount payable to them against the amounts payable by the Borrower hereunder.

This PROMISSORY NOTE shall be governed by, and construed in accordance with the laws of Mexico.

The Borrowers expressly and irrevocably submit to the jurisdiction of the competent courts sitting in the State of Baja California, Mexico, in any action or proceeding arising out of or relating to this PROMISSORY NOTE, and the Borrowers irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such court and expressly waives any other preferential jurisdiction to which the Borrowers may be entitled by reason of their present or future domiciles or by reason of the place of payment of this PROMISSORY NOTE.

This PROMISSORY NOTE is executed in both English and Spanish versions, both of which shall bind the Borrowers and shall constitute one and the same instrument. In the case of any conflict or doubt as to the proper interpretation of this PROMISSORY NOTE, the Spanish version shall govern.

This PROMISSORY NOTE was issued with original issue discount (“OID”) for United States Federal Income Tax Purposes. Upon request, the Borrowers will promptly make available to a holder of this note information regarding the issue price, the amount of OID, the issue date and the yield to maturity of this note, holders should contact the Chief Financial Officer of UMAMI SUSTAINABLE SEAFOOD, INC., at 1230 Columbia Street, San Diego, California 92101.

AMENDMENT NO. 3

This PROMISSORY NOTE, consisting of 7 (seven) pages, is made and delivered in Ensenada, Baja California, Mexico, on June 25, 2012.

BORROWER:

BAJA AQUA-FARMS, S.A. DE C.V.

By (For):
Name (Nombre): Oh Valur Steindorsson.
Title (Cargo): Attorney-in-fact / Apoderado
Domicile/Dornicilio: Calle 12, N°211 Parque
Industrial FondePort. El Sauzal, Ensenada,
Baja California

BORROWER:

UMAMI SUSTAINABLE SEAFOOD, INC

By (Por):

Name (Nombre): Oh Valur Steindorsson.
Title (Cargo): Attorney-in-fact./ Apoderado
Domicile/Dornicilio: 1230 Columbia Street,
Suite 440, San Diego, California 92101.

AMENDMENT NO. 3

EXHIBIT B

TO AMENDMENT NO. 3

Commitments

Lender	Commitments
AMERRA Agri Fund, LP	$7,380,000.00
AMERRA Agri Fund II, LP	$7,500,000.00
AMERRA Agri Offshore Fund, LP	$1,740,000.00
AMERRA Agri Opportunity Fund, LP	$7,380,000.00
JP Morgan Chase Retirement Plan	$6,000,000.00
TOTAL	$30,000,000.00

AMENDMENT NO. 3

EXHIBIT C

TO AMENDMENT NO. 3

Form of EC Assignment by Mexican Borrower

AMENDMENT NO. 3